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                                                                 EXHIBIT 10.4.10


                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated June 30, 1998, between Easyriders, Inc., a Delaware corporation (the "Company") and John E. Martin (the "Buyer").

                                R E C I T A L S:

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Buyer and the Buyer desires to acquire from the Company, an aggregate of 4,036,797 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock").

        NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, covenants, representations and warranties hereinafter contained, the parties hereby agree as follows:

        SECTION 1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, on the Closing (as defined in Section 2 hereof) the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company:

        (a) 1,623,377 shares of Common Stock in exchange for a promissory note in the amount of $5,000,000 in the form attached hereto as Exhibit A;

        (b) 746,753 shares of Common Stock in exchange for a promissory note in the amount of $2,300,000 in the form attached hereto as Exhibit B; and

        (c) 1,666,667 shares of Common Stock in exchange for a cash payment in the amount of $5,000,000.

        SECTION 2. Closing.

        2.1 Time and Place. The closing ("Closing") of the purchase of the Shares shall be held at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, Suite 1600, Los Angeles, California on the date that the last to be satisfied of the conditions specified in Section 4 is satisfied or waived. The date of the Closing is sometimes referred to herein as the "Closing Date."

        2.2 Deliveries. On the Closing Date, the Company shall deliver to the Buyer certificates representing all of the Shares, registered in the name of the Buyer and the Buyer shall deliver to the Company an aggregate of Twelve Million Three Hundred Thousand Dollars ($12,300,000) as follows: (a) a promissory note executed by the Buyer in favor of the Company in the amount of Five Million Dollars ($5,000,000) in the form attached hereto as Exhibit A,


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(b) a promissory note executed by the Buyer in favor of the Company in the amount of Two Million Three Hundred Thousand Dollars ($2,300,000) in the form attached hereto as Exhibit B and (c) Five Million Dollars ($5,000,000) in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing or by certified check.

SECTION 3. Representations and Warranties of the Buyer.

        The Buyer represents and warrants to the Company as follows, which representations and warranties shall survive the Closing:

        3.1 Necessary Authority. The Buyer has legal competence, full power and authority to enter into, deliver and perform this Agreement. The Buyer has duly executed and delivered this Agreement, and this Agreement constitutes his legal, valid and binding obligation, enforceable against the Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

        3.2 Investment Intent. The Buyer is acquiring the Shares for his own account for investment purposes only and not with a view towards the resale or distribution thereof.

        3.3 Buyer Status. At the time the Buyer was offered the Shares to be purchased by him hereunder, he was, and at the date hereof, is, and at the Closing Date, will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

        3.4 Experience of the Buyer; Reliance. The Buyer either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment. The Buyer has relied on the advice of, or has consulted with, his own tax, investment, legal or other advisors and has not relied upon the Company or any of its affiliates, officers, directors, attorneys, accountants or any representatives, agents or employees of any of the foregoing for advice or other information, whether written or oral.

        3.5 Ability of Buyer to Bear Risk of Investment. The Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

        3.6 Restricted Securities. The Buyer understands that (a) the Shares have not been registered under the Securities Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to an exemption under the Securities Act; (b) the Shares will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act; (c) the Shares may not be sold or otherwise transferred unless they have first been registered under the Securities Act and all

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applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (d) other than as set forth herein, the Company is under no obligation to register the Shares under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (e) the certificates for the Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and
(f) stop transfer instructions will be placed with the transfer agent for the Shares.

        3.7 Transfer Restriction.The Buyer will not sell or otherwise transfer the Shares unless and until (a) the Shares shall have first been registered under the Securities Act and all applicable state securities law or (b) the Buyer shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws.

        3.8 Access to Information. The Buyer has been furnished with the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 of Newriders, Inc., a Nevada corporation ("Newriders") and the Quarterly Report on Form 10-QSB for the period ended March 31, 1998 of Newriders, as well as all additional information regarding Newriders or the Company that the Buyer has requested. The Buyer acknowledges that the Company will, upon written request, provide such additional documents which may reasonably be requested by the Buyer. The Buyer acknowledges that an investment in the Shares is highly speculative, and has carefully considered the risks associated with such investment.

        3.9 Legend. The Buyer acknowledges that the certificates for the Shares will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE PROVISIONS OF ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

SECTION 4. Representations and Warranty of the Company.

        4.1 Corporate Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite

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corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

        4.2 Shares. The Shares to be issued, when issued and delivered, will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights or any liens, charges, claims or encumbrances (other than pursuant to the transactions contemplated hereby or arising from the acts or omissions of martin). The Company makes no representation as to the market price which Martin will realize upon the ultimate disposition of the Shares, it being acknowledged by Martin that such shares will constitute "restricted securities" under applicable securities laws and the market price of publicly traded securities will be affected by many factors which are outside the control of the Company and as to which the Company can offer no assurance.

SECTION 5. Closing Conditions for the Benefit of the Company and the Buyer.

        Each and every obligation of the Company and the Buyer under this Agreement shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Company and the Buyer.

        5.1 Representations and Warranties of the Buyer. The representations and warranties of the Buyer shall be true and correct and shall be deemed to have been made again at and as of the Closing and shall then be true and correct.

        5.2 Consummation of the Transactions. The transactions contemplated by
(i) the Stock Contribution and Sale Agreement, by and among Newriders, the Company, Easyriders Sub II, Inc., a California corporation, Paisano Publications, Inc., a California corporation, Easyriders of Columbus, Inc., an Ohio corporation, Easyriders Franchising, Inc., a California corporation, Teresi, Inc., a California corporation, Bros Club, Inc., a California corporation, Associated Rodeo Riders On Wheels, a California corporation and Joseph Teresi, (ii) the LLC Interest Contribution Agreement, by and among Newriders, the Company, William and Marna Prather, the Buyer and M & B Restaurants, L.C., a Texas limited liability company, and (iii) the Agreement and Plan of Merger and Reorganization, by and among Newriders, the Company and Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of the Company shall have closed prior to or simultaneous with the Closing.

        5.3 Easyriders Plan. The Easyriders 1998 Executive Incentive Compensation Plan, in substantially the form presented to Martin herewith, shall have been approved by the stockholders of Newriders, Inc.

        5.4 No Prohibition. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.

SECTION 6. General.

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        6.1 Execution of Counterparts. For the convenience of the parties, this
Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        6.2 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered personally, by overnight courier or by registered or certified mail, postage prepaid, as follows:

        If to the Company to:       Easyriders, Inc.
                                    567 San Nicholas Drive, Suite 400
                                    Newport Beach, CA 92660
                                    Attn: William Nordstrom

        If to the Buyer to:         John Martin
                                    567 San Nicholas Drive, Suite 400
                                    Newport Beach, CA 92660

or to such other address as shall be furnished in like manner by any party to the others. Any such notice shall be deemed to have been given when received if sent by overnight courier or mailed or on the date personally delivered.

        6.3 Assignment, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other party.

        6.4 Applicable Laws. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law, except to the extent that certain matters may be governed as a matter of law by federal law.

        6.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof.

        6.6 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation hereof.


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        6.7 Waiver, Discharge, etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

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        IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.


                                                   EASYRIDERS, INC.



                                                By:
                                                    ----------------------------
                                                    Name: William E. Prather
                                                    Title: President



                                                --------------------------------
                                                John E. Martin






                   [Stock Purchase Agreement - signature page]